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                                                                    EXHIBIT 99.1

                              CASH STATION, INC.


               FORM OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

              FOR A SPECIAL MEETING TO BE HELD ON _________, 2000

     The undersigned stockholder(s) of Cash Station, Inc., a Delaware corporation (the "Company"), hereby appoint(s) _________ and _________, and each of them, as proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Special Meeting of Stockholders of the Company to be held at ____________________ on ___ day, _______________, 2000 at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof, and to cast on behalf of the undersigned the number of votes the undersigned would be entitled to vote if personally present as set forth herein and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders and the accompanying Proxy Statement and Prospectus and releases any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, FOR EXEMPTING THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT FROM ARTICLE VIII OF THE COMPANY'S BY-LAWS AND FOR APPROVAL OF THE GRANTS OF THE EXECUTIVE CASH AWARDS MADE BY THE BOARD OF DIRECTORS IN CONNECTION WITH THE TRANSACTION, ALL AS SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE.

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CASH STATION, INC.                                    PROXY FOR SPECIAL MEETING

     This proxy is revocable at any time before it is exercised and the undersigned reserve(s) the right to attend the meeting and vote in person.

                                   PROPOSAL

     The Board of Directors recommends a vote "FOR" each of the listed proposals.

     1. Proposal for approval and adoption of the Agreement and Plan of Merger dated as of April 12, 2000 by and among Concord EFS, Inc., SWCI Acquisition Corp. and the Company.

               [_]  FOR       [_]  AGAINST        [_]  ABSTAIN

     2. Proposal to exempt the transactions contemplated by the merger agreement from Article VIII of the Company's by-laws.

               [_]  FOR       [_]  AGAINST        [_]  ABSTAIN

     3. Proposal for approval of the grants of the executive cash awards made by the Board of Directors in connection with the transaction.

               [_]  FOR       [_]  AGAINST        [_]  ABSTAIN

     4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any one or more of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof and any prior proxies are hereby revoked.

                                             Dated:________________, 2000

                                             _______________________________
                                             Signature

                                             _______________________________
                                             Signature

                                             Your signature should be as your
                                             name appears hereon. When signed in
                                             a fiduciary or representative
                                             capacity please show your full
                                             title as such. For joint accounts
                                             each joint owner should sign.

                                             PLEASE DATE, SIGN AND RETURN IN THE
                                             ENCLOSED POSTMARKED ENVELOPE
                                             PROMPTLY.

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